UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
01/10/2008

COLUMBIA BANKING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street
Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 7.01 Regulation FD Disclosure

Columbia Banking System, Inc. (the “Company”) hereby provides earnings guidance for the fourth quarter and full year 2007.  The Company has not made it a practice to offer earnings guidance and it is not our intention to change that practice. However, due to the uncertainty in the current economic climate, the current volatility in the financial markets in general and specifically for financial institutions, we believe that it is necessary to provide some clarity on our preliminary results of operations for 2007.  The Company anticipates fourth quarter 2007 net earnings to be within the range of $0.40 to $0.42 per diluted common share and full-year earnings per diluted share to be in the range of $1.90 to $1.92 (fourth quarter and full-year 2007 estimates include the $0.06 Visa USA accrual as described below).  Diluted earnings per share for the fourth quarter and full year 2006 were $0.52 and $1.99, respectively.

During the fourth quarter of 2007, the Company recorded an expense accrual for litigation liabilities stemming from its membership in the Visa USA network of $1.8 million pre-tax, or $0.06 per share (see Item 8.01 for additional details).  In addition, because of strong loan growth of approximately $72 million during the fourth quarter, the Company expects to record a provision for credit losses of $1.4 million on a pre-tax basis, as compared to $950,000 in the fourth quarter of 2006.  Credit quality continues to approach more historical levels. We expect nonperforming loans to be within a range of 0.63% and 0.65% of total loans as compared to 0.46% at September 30, 2007 and 0.20% at December 31, 2006. Net charge-offs for the full year 2007 are approximately $380,000 as compared to $2.7 million for the full year 2006. The Company’s reserve for loan losses was 1.16% of total loans as compared to 1.18% of total loans at December 31, 2006.

The Company also experienced a modest compression of its net interest margin during the fourth quarter.  Given the Company’s asset sensitivity, the effect of 100 basis points of reduction in the prime rate since mid September 2007 and the continued intense competition for deposits, the Company’s net interest margin is expected to be within the range of 4.27% and 4.30%, a decline of 10 to 13 basis points as compared to 4.40% for the third quarter of 2007.  The net interest margin was 4.43% and 4.49% for the fourth quarter and full year 2006, respectively.

Given the impact of the one-time charge from the VISA USA liability, we thought it appropriate to disclose our estimate of fourth quarter and full year 2007 earnings and our loan loss reserve.  The Company expects to release fourth quarter and full-year 2007 results on January 24, 2008 and will conduct a conference call on January 24, 2008 at 1PM PST.

Item 8.01 Other Events

On October 3, 2007, Visa, Inc. (“Visa”) completed a restructuring and issued shares of Visa common stock to its financial institution members in contemplation of its initial public offering (“IPO”) expected to take place in the first quarter of 2008.  As a result of this restructuring, the Company, a Visa member bank, will receive its proportionate number of Class USA shares of Visa common stock.  In connection with the IPO, it is expected that a portion of these shares will be redeemed for cash, with the remaining shares to be converted to Class A shares at the later of three years after the IPO or upon settlement of certain litigation.  It is expected that Visa will set aside a portion of the proceeds from the IPO into an escrow account for the benefit of member financial institutions to fund certain litigation judgments or settlements that may occur.

On November 7, 2007, Visa announced that it had reached a settlement to resolve certain restraint of trade litigation brought by American Express.  On December 21, 2007, Visa filed its annual report on Form 10-K in which it disclosed that, in accordance with Financial Accounting Standard No. 5 (“FAS 5”), it recorded a litigation reserve for a pending lawsuit by Discover Financial Services (“Discover”) against Visa.  Pursuant to agreements with Visa and its member banks, all member banks are obligated to share in settlement liabilities.  The Company will recognize, in its fourth quarter financial statements, a pre-tax charge of approximately $1.8 million, or $0.06 per diluted common share, related to the American Express settlement and the remaining litigation.  Of this $1.8 million, $612,000 is the Company’s proportionate share of the American Express settlement and $1.16 million is the Company’s estimate of the fair value of potential losses related to the remaining litigation in accordance with FASB Interpretation No. 45.

At this time the Company will not reflect any value for its membership interest in Visa as a result of the Visa restructuring.  However, upon completion of the anticipated IPO, the fair value of the Company’s proportionate Visa interest will be realized, based upon the value of shares utilized to establish the escrow account (limited to the amount of the obligation recorded) and shares redeemed for cash.  The Company anticipates that its expected proceeds from Visa’s IPO will more than offset any liabilities related to any Visa litigation.

The information in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Note Regarding Forward-Looking Statements
(Applies to Items 7.01 and 8.01)

This Report includes forward-looking statements of Columbia Banking System, Inc (the “Company”), which management believes are a benefit to shareholders.  These forward-looking statements describe the Company’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of the Company’s style of banking and the strength of the local economy, the amount of loss allocated to the Company in connection with the Visa restructuring and litigation, and the successful completion of the Visa IPO.  The words “will,” “believe,” “expect,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward-looking statements.  Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.  In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the SEC, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:  (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches are lower than expected; (4) costs or difficulties related to the integration of acquisitions are greater than expected; (5) competitive pressure among financial institutions increases significantly;(6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) with respect to the Visa matters described in Item 8.01, the market for IPOs in general or for financial institutions in particular are less favorable than expected.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Shell company transactions – not applicable

(d)	Exhibits – not applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: January 10, 2008	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer